Exhibit 99.1

Acuren Corporation Stockholders Approve Stock Issuance in Merger with NV5 Global, Inc.

July 31, 2025

TOMBALL, Texas: Acuren Corporation (NYSE: TIC) (the “Company” or “Acuren”) announced today that its stockholders voted to approve the issuance of shares of Acuren common stock to stockholders of NV5 Global, Inc. (“NV5”), in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 14, 2025, by and among Acuren, NV5, Ryder Merger Sub I, Inc. and Ryder Merger Sub II, Inc. (“Acuren Stock Issuance Proposal”). The vote occurred at Acuren’s annual meeting of stockholders (the “Meeting”) that was held on July 31, 2025, at 9:30 AM ET.

Approval of the Acuren Stock Issuance Proposal required the affirmative vote of a majority of the votes cast at the Meeting.  99.99% of the votes cast at the Meeting voted in favor of the Acuren Stock Issuance Proposal.

Tal Pizzey, Chief Executive Officer of Acuren, said, “We thank our stockholders for their support for the business combination with NV5, and with this milestone now complete, we look forward to moving expeditiously toward closing.”

The transaction is expected to close in August 2025, subject to the receipt of certain regulatory approvals.

In addition to the Acuren Stock Issuance Proposal, Acuren’s stockholders passed all other resolutions put before them, including the election of all directors nominated for reelection.

About Acuren

Acuren is a leading provider of critical asset integrity services. The company operates primarily in North America serving a broad range of industrial markets. It provides these essential and often compliance-mandated (often at customer locations) services in the industrial space and is focused on the recurring maintenance needs of its customers. The work Acuren does fits in the service category referred to as Testing, Inspection, Certification, and Compliance (TICC) including Nondestructive Testing (NDT) in the field and the laboratory and in-lab destructive testing capabilities. More information can be found at https://www.acuren.com/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements in this press release include statements regarding the Annual Meeting and the expected closing of the merger with NV5. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the risk that a condition to closing of the Transactions may not be satisfied, that either party may terminate the Merger Agreement or that the Closing might be delayed or not occur at all. Additional factors that could cause results to differ materially from those described above can be found in NV5’s Annual Report on Form 10-K for the year ended December 28, 2024, as amended, which is on file with the SEC and available from NV5’s website at www.nv5.com under the “Investor Relations” tab, and in other documents NV5 files with the SEC; and in Acuren’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the SEC and available from Acuren’ website at www.acuren.com under the “Investor Relations” tab, and in other documents Acuren files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Acuren assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Investor Contact:

Andrew Shen
Director of Investor Relations
Email: IR@acuren.com

Source: Acuren Corporation